Exhibit 10.12

ALLOCATION AGREEMENT

THIS ALLOCATION AGREEMENT (the “Agreement”) is made as of December 31, 2023 (the “Agreement Date”), by and among (i) Lyneer Investments, LLC, a Delaware limited liability company and its subsidiaries (the “Lyneer Investments”), (ii) IDC Technologies, Inc., a California corporation (“IDC”) and Prateek Gattani (“Gattani”). Each of above are hereinafter referred to as a “Party,” and collectively as the “Parties.”

RECITALS

WHEREAS, Lyneer and certain other parties are parties to an Agreement and Plan of Reorganization (the “Merger Agreement”), pursuant to which, among other things, Lyneer Investments, LLC, a Delaware limited liability company, Lyneer Holdings, Inc., a Delaware corporation, and Lyneer Staffing Solutions, LLC, a Delaware limited liability company will become direct or indirect subsidiaries of Atlantic International Corp. f/k/a SeqLL, Inc. (the “Transaction”);

WHEREAS, Lyneer and IDC are jointly responsible for the amounts owed under the ABL Credit Agreement, dated August 31, 2021, as amended (“Revolver”);

WHEREAS, Lyneer and IDC are jointly responsible for amounts owed under the Subordinated Promissory Note, dated August 31, 2021, as amended (“Seller’s Notes”);

WHEREAS, Lyneer and IDC are jointly responsible for amounts owed under the Loan Agreement, SPP Credit Advisors, LLC as agent, dated August 31, 2021, as amended (“Term Note”);

WHEREAS, Lyneer and IDC are jointly responsible for amounts owed under certain Earnout liability owed to Palm Beach Capital and Lyneer Management Holdings (“Earn Out”); and

WHEREAS, Lyneer and IDC seek to allocate responsibility for these debts.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, Indemnitor hereby agrees as follows:

1. Allocation of Debt Obligations

Loan Obligations: IDC, acting as the parent company, and Lyneer, acting as the subsidiary of parent company, agree that as of the date hereof, Lyneer will be solely responsible for the portion of the Revolver facility supported by its own Total Borrowing Base Value (or “TBBV”) only. The remainder of the Revolver facility will be assumed by IDC. Notwithstanding the foregoing, Section 2.15 “Nature and Extent of Liability” of the Revolver remains in full force and effect and unchanged. Lyneer shall remain jointly and severally liable with IDC for all Obligations, except Excluded Swap Obligations, and all agreements under the Loan Documents.  Lyneer’s TBBV is defined as the percentage of the loan that the Revolver lender will lend to Lyneer against their account receivables less any reserves. For avoidance of doubt, Lyneer’s TBBV should be at “zero” upon Closing (as defined in the Merger Agreement”) of the Transaction and any excess balance should be moved to IDC’s position of the Revolver. IDC and Lyneer agree that any Revolver interest expense shall be paid in accordance with such Party’s Revolver balance. Additionally, prior to Closing of the Transaction, IDC and Lyneer agree to “zero” any intercompany balances owed between them, including but not limited to, all accruals of any potential expenses that is owed between the Parties through the Closing date in conjunction with the zeroing of the TBBV. IDC and Lyneer agree that any Revolver lender fees, lender legal expenses or lender consulting fees to be paid to the lender associated with the Revolver will be split equally between the Parties after Closing.

All other joint and several debt obligations owed under the Seller Notes, Term Note and the Earn Out will be assumed by IDC (“Assumed Debt”). Notwithstanding the foregoing, Section 2.15 “Nature and Extent of Liability” of the Term Note remains in full force and effect and unchanged.  Lyneer shall remain jointly and severally liable with IDC for all Obligations and all agreements under the Loan Documents. IDC will bear the responsibility of repaying all of outstanding obligations, accrued interest and expenses associated with the Assumed Debt, regardless of whether or not Lyneer reflects the Assumed Debt in its financial statements.  In the event IDC cannot repay any of the Assumed Debt and/or its portion of the Revolver facility, and Lyneer is required to make payments, IDC will be obligated to repay Lyneer for the amounts paid on IDC’s behalf.

Assumed Repayment Plan: IDC and Gattani agree to implement a plan to refinance or otherwise satisfy the Assumed Debt. IDC agrees to pursue various alternatives to refinance the Assumed Debt and IDC’s portion of the Revolver. IDC currently is exploring refinancing opportunities with several lenders to address the Assumed Debt and its portion of the Revolver and anticipates satisfying these obligations with one or more of the potential lenders.

2. Modifications. This Agreement cannot be changed orally, and no agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

3. Entire Agreement. This Agreement contains the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter. The parties (i) agree that pdf or facsimile signatures may be used in place of original signatures, (ii) intend to be bound by the signatures on the pdf or facsimile document, (iii) are aware that the other party will rely on the pdf or facsimile signatures, and (iv) hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

4. Counterparts. This Agreement may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

5. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

6. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

7. Venue. The parties hereby (a) irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, solely if such court declines jurisdiction, in any state court located in the State of Delaware), (b) waive any objection to laying of venue in any such action or proceeding in such courts, and (c) waive any objection that such courts are in an inconvenient forum or do not have jurisdiction over any party.

8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. A party may not assign this Agreement or any of its rights hereunder without the consent of Indemnitors.

9. Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

10. Third Party Beneficiaries. Atlantic International Corp. f/k/a SeqLL, Inc. is an intended third-party beneficiary under this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

IDC TECHNOLOGIES, INC.

By:	/s/ Prateek Gattani
Name:	Prateek Gattani
Title:	Chief Executive Officer

LYNEER INVESTMENTS, LLC

By:	/s/ Prateek Gattani
Name:	Prateek Gattani
Title:	Managing Member

PRATEEK GATTANI

By:	/s/ Prateek Gattani
Name:	Prateek Gattani